EXHIBIT 99.1

Adept Technology, Inc. Reports Its Fourth Quarter and Fiscal Year 2008 Results

Fiscal 2008 Revenue Increases 25% to $60.8 Million; EPS Grows to $0.44 Per Share From Prior Year's Loss of $1.50

LIVERMORE, Calif., Sept. 3, 2008 (GLOBE NEWSWIRE) -- Adept Technology, Inc. (Nasdaq:ADEP), a leading provider of intelligent vision-guided robotics and global robotics services, today announced financial results for its fiscal fourth quarter and year ended June 30, 2008.

Fourth Quarter Results

Revenues for the fourth quarter of fiscal 2008 increased 35.8% to $16.7 million, compared to $12.3 million for the same period last year, and 3.7% from $16.1 million in the third quarter. Net income increased substantially from the prior year, growing to $900,000, or $0.10 per fully diluted share, compared to a net loss of $5.7 million, or $0.73 per fully diluted share for the fourth quarter of fiscal 2007, and decreased from net income for the third quarter of fiscal 2008 of $1.0 million, or $0.12 per fully diluted share. Net income in the quarter was positively impacted by a foreign currency exchange gain of $560,000.

Gross margin was 48.5% of revenue in the fourth fiscal quarter of 2008, compared with 44.9% of revenue in the fourth fiscal quarter of 2007 and 46.3% in the third fiscal quarter of 2008. Operating expenses decreased in the fourth quarter of 2008 to $8.0 million, compared with operating expenses of $11.5 million in the same quarter of fiscal 2007. Operating income was $116,000 in the fourth quarter of fiscal 2008, compared with an operating loss of $6.0 million in the fourth quarter of fiscal 2007.

Adjusted EBITDA was $1.4 million in the fourth quarter of fiscal 2008, compared with adjusted EBITDA loss of $2.0 million in the fourth quarter of fiscal 2007 and adjusted EBITDA of $1.6 million in the third quarter of fiscal 2008. A discussion of this non-GAAP measure and reconciliation of this measure to the applicable GAAP measure is included below.

Adept's cash and short-term investment balance at June 30, 2008 was $15.2 million, up 23.6% from $12.3 million reported as of March 29, 2008 and up 39.4% from $10.9 million at June 30, 2007.

Full Year Results

Revenues for the full fiscal year ended June 30, 2008 were $60.8 million, up 24.8% from revenues of $48.7 million for fiscal 2007. Net income increased to $3.6 million or $0.44 per fully diluted share from a net loss of $11.5 million or $1.50 per fully diluted share for fiscal 2007. Net income for fiscal 2008 was positively impacted by a foreign currency exchange gain of $755,000.

Gross margin for the full fiscal year 2008 was 49.5%, compared with gross margin of 43.3% in the previous year. Operating income for fiscal 2008 was $2.8 million, compared with an operating loss of $12.4 million in fiscal 2007.

Adjusted EBITDA was $6.2 million for the fiscal 2008 year, compared with adjusted EBITDA loss of $6.3 million for fiscal 2007. A discussion of this non-GAAP measure and reconciliation of this measure to the applicable GAAP measure is included below.

"The fourth quarter marked the end of a strong year for Adept. as we continued to gain traction in each of our target vertical markets: packaging, solar, medical and disk drive," said John Dulchinos, chief executive officer of Adept Technology. "In our solar vertical, sales momentum continued with additional design wins at major U.S. and European machine builders. We continued to invest heavily in this vertical. Moving forward into the new fiscal year, we expect that these investments will enable Adept to emerge as a major player in the high-growth solar cell manufacturing market."

"In the packaging vertical, we had another excellent sales quarter in Europe, led by the French consumer sector," continued Dulchinos. "As we look to fiscal 2009, we are confident in our positions in our key target markets and are excited about the future. Our geographic expansion efforts have been clearly working as we penetrate new geographies each quarter. Our product portfolio has never been stronger or more equipped to address the markets we serve. Finally, with a significantly improved financial model and balance sheet, and underscoring our confidence, we have implemented a stock repurchase program in which we plan to repurchase up to $2.5 million of Adept common stock, as we believe we have the resources and product portfolio for continued growth and success."

Fiscal 2008 Highlights

    * Returned to sustainable profitability and increased cash to over
      $15 million

    * Expanded geographic reach, entering multiple new geographies including China, Korea, Japan, India, Mexico, Brazil and
      Argentina

    * Introduced new products including the unparalleled Quattro robot to address emerging high-growth markets and established a solid position in solar cell manufacturing

    * Expanded indirect distribution strategy enabling reduced expenses and opened new markets

Fiscal 2009 Outlook

The Company currently expects revenues for Fiscal 2009 in the range of $67 to $73 million, representing 10 to 20% growth year over year, respectively, with adjusted EBITDA in the range of $7.7 million to $8.7 million and net income in the range of $3.8 to $4.8 million. Both adjusted EBITDA and net income for fiscal 2008 were positively impacted by a foreign exchange currency gain of $755,000, which is unpredictable and therefore not included in guidance for fiscal 2009. The Company expects to be cash flow positive for the year.

Conference Call and Simultaneous Webcast

Robert Bucher, executive chairman of the board of directors, John Dulchinos, president and chief executive officer, and Lisa Cummins, vice president and chief financial officer, will host an investor conference call today, September 3, 2008, at 5:00 P.M Eastern Time to review the Company's financial and operating performance for the fiscal 2008 fourth quarter and year end. The call will also include statements regarding the company's anticipated financial performance for fiscal 2009. These statements will be forward-looking, and actual results may differ materially. The company intends to continue its practice of not updating forward-looking statements and anticipated financial performance until its next quarter end or fiscal year end results announcement. The call can be accessed by dialing (800) 218-0204. Participants are asked to call the assigned number approximately 10 minutes before the conference call begins. In addition, the conference call will be available over the Internet at www.adept.com in the Investor Relations section of the site. For those who are not available to listen to the live broadcast, the call will be archived at www.adept.com, and a telephonic playback of the conference call will also be available for seven days following the call. Replay listeners should call (800) 405-2236 and enter the passcode 11117416#.

About Adept Technology, Inc.

Adept Technology, Inc. designs, manufactures and markets robotic systems, motion control and machine vision technology for global markets including automotive, consumer electronics, consumer goods, disk drive, food, industrial tooling, medical devices, solar and pharmaceutical. Adept robots, controllers, and software are used for small parts assembly, material handling and packaging. Adept intelligent automation product lines include industrial robots, configurable linear modules, machine controllers for robot mechanisms and other flexible automation equipment, machine vision, and systems and applications software. Founded in 1983, Adept Technology is the largest U.S.-based manufacturer of industrial robots. More information is available at www.adept.com.

The Adept Technology logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5387

All trade names are either trademarks or registered trademarks of their respective holders.

About Non-GAAP financial measures

In addition to presenting net income in accordance with GAAP, we have determined that adjusted EBITDA, which we define as earnings before interest income, income taxes, depreciation and amortization, and stock-based compensation expense under SFAS No. 123(R), is a relevant measure of performance for our company as an approximate measure of operating cash flow, as it is a metric commonly used among technology companies and provides meaningful supplemental information regarding our operating performance. As a result, we believe it is a helpful tool for communicating our operating performance to our investors and analysts and for comparisons to other technology companies.

Adjusted EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the United States. For more information on our adjusted EBITDA, please see the table captioned "Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA" included below. While we believe that adjusted EBITDA is useful within the context described above, it is in fact incomplete and not a measure that should be used to evaluate the full performance of the Company or its prospects. Stock-based compensation has been and will continue to be for the foreseeable future a recurring expense for our business and an important incentive component of executive and other employee compensation. Such evaluation needs to consider all of the complexities associated with our business, including, but not limited to, how past actions are affecting current results and how they may affect future results, and how regulations and the other aforementioned items affect the final amounts that are or will be available to shareholders as a return on their investment. Net income determined in accordance with GAAP is the most complete measure available today to evaluate all elements of our performance. Similarly, our Consolidated Statement of Cash Flows, as presented in our filings with the Securities and Exchange Commission, provide the full accounting for how we have decided to use resources provided to us from our customers and shareholders.

Forward-Looking Statements

This press release contains certain forward-looking statements including statements regarding revenues, profitability, products, market opportunities and Adept's growth based on its current products, strategy and geographic and market presence that involve a number of risks and uncertainties. The Company's actual results could differ materially from those expressed in any of the above forward-looking statements for a variety of reasons, including but not limited to, factors affecting our operating results including factors difficult to forecast; future economic, competitive and market conditions including those in Europe and Asia and those related to the Company's strategic markets; risks of acceptance of the Company's new or current products in the marketplace; the actual results of our restructuring activities, and potential impact of current restructuring efforts and acquisition activities; the financial and operating risks and regulatory requirements associated with international operation and growth in geographic presences, sales and foreign suppliers and the impact of foreign currency exchange ; the cyclicality of capital spending of the Company's customers and lack of long-term customer contracts; customers' ability to pay invoices in a timely manner; the risk that some customers may become insolvent; dependence on the continued growth of the intelligent automation market; the highly competitive nature of and rapid technological change and competition within the intelligent automation industry; the lengthy sales cycles for the Company's products; the Company's increasing investment in markets that are subject to increased regulation and potential product liability and burden on operations to serve multiple disparate industries; the Company's significant fixed costs which are not easily reduced; the Company's outsourced manufacturing and IT dependence and risks associated with sole or single sources of supply and lengthy procurement lead times; risks associated with the seasonality of the Company's revenues; risks associated with product defects; potential delays associated with the development and introduction of new products or software releases; the Company's ability to sell its products through systems integrators and original equipment manufacturers who may also promote competing products; risks associated with variations in our gross margins based on factors not always in Adept's control; risks and costs associated with our current dispute with our landlord and related litigation; the need to hire and retain qualified managerial personnel and to complete acquisitions to expand operations; risks of unfair termination claims by employees; risks associated with variations in gross margins; risks related to the Company's potential inability to strengthen its internal controls over financial reporting; potential securities class action litigation if Adept's stock price remains volatile or operating results suffer; and costs of being a public company as a result of legislation requiring greater general and administrative costs to be incurred.

For a discussion of risk factors relating to Adept's business, see Adept's SEC filings, including the Company's annual report on Form 10-K for the fiscal year ended June 30, 2007 and quarterly reports on Form 10-Q for the fiscal quarters ended September 29, 2007, December 29, 2007 and March 29, 2008, which include the discussion in Management's Discussion and Analysis of Financial Condition and Results of Operations and Risk Factors.

                       ADEPT TECHNOLOGY, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                           (in thousands)
                             (unaudited)

                                                    June 30,  June 30,
                                                      2008      2007
                                                      ----      ----
 ASSETS                                               (in thousands)
 Current assets:
  Cash and cash equivalents                         $15,185    $8,900
  Short-term investments                                 --     1,962
 Accounts receivable, less allowance for doubtful
  accounts of $485 at June 30, 2008 and $506 at
  June 30, 2007                                      11,757    10,185
  Inventories                                        10,234     9,806
  Other current assets                                  431       598
                                                    -------   -------
   Total current assets                              37,607    31,451
 Property and equipment, net                          3,354     3,632
 Goodwill                                               377        --
 Other intangible assets, net                           800        --
 Other assets                                           152       152
                                                    -------   -------
    Total assets                                    $42,290   $35,235
                                                    =======   =======

 LIABILITIES AND STOCKHOLDERS' EQUITY
 Current liabilities:
  Accounts payable                                   $5,972    $5,175
  Accrued payroll and related expenses                2,267     1,708
  Accrued warranty                                    1,259     1,207
  Accrued restructuring charges                         217       449
  Other accrued liabilities                           1,203       471
                                                    -------   -------
   Total current liabilities                         10,918     9,010

 Long-term liabilities:
  Accrued restructuring charges                         416       637
  Other long-term liabilities                           461       184
                                                    -------   -------
   Total liabilities                                 11,795     9,831

  Total stockholders' equity                         30,495    25,404
                                                    -------   -------
                                                    $42,290   $35,235

                       ADEPT TECHNOLOGY, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (in thousands, except per share data)
                             (unaudited)

                               ---------------------------------------
                               Three Months Ended  Twelve Months Ended
                               ---------------------------------------
                               June 30,  June 30,   June 30,  June 30,
                                 2008      2007       2008      2007
                               ---------------------------------------

 Revenues                      $16,660   $12,265    $60,783   $48,688
 Cost of revenues                8,573     6,760     30,691    27,611
                               ---------------------------------------
 Gross margin                    8,087     5,505     30,092    21,077
 Operating expenses:
   Research, development and
    engineering                  1,419     1,949      5,354     7,220
   Selling, general and
    administrative               6,421     5,385     21,441    21,993
   Restructuring                     0     1,022        254     1,023
   Goodwill impairment               0     3,176          0     3,176
   Amortization of other
    intangibles                    131         0        216        33
                               ---------------------------------------
 Total operating expenses        7,971    11,532     27,265    33,445
                               ---------------------------------------

 Operating income (loss)           116    (6,027)     2,827   (12,368)

 Interest income (expense), net     47       101        306       445
 Foreign currency exchange gain    559        50        755       208
                               ---------------------------------------

 Income (loss) before income
  taxes                            722    (5,876)     3,888   (11,715)
 Provision (benefit) for
  income taxes                    (177)     (203)       252      (202)
                               ---------------------------------------
 Net income (loss)                $899   ($5,673)    $3,636  ($11,513)
                               =======================================

   Basic net income (loss) per
    share                        $0.11    ($0.73)     $0.46    ($1.50)
                               =======================================
   Diluted net income (loss)
    per share                    $0.10    ($0.73)     $0.44    ($1.50)
                               =======================================

 Basic number of shares used in
  computing per share amounts:   7,983     7,800      7,957     7,676
                               =======================================
 Diluted number of shares used
  in computing per share
  amounts:                       8,580     7,800      8,246     7,676
                               =======================================

                       ADEPT TECHNOLOGY, INC.
     Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA
                            (in thousands)
                             (unaudited)

                       -----------------------------------------------
                        Three Months    Three Months     Three Months
                       ended June 30,  ended March 29,  ended June 30,
                            2008            2008             2007
                       -----------------------------------------------
 Net income (loss)          $899             $983          ($5,673)
  Interest income, net
   of interest expense       (47)             (71)            (101)
  Taxes                     (177)              50             (203)
  Depreciation               413              408              492
  Amortization of
   intangibles               131               47                0
  Goodwill impairment          0                0            3,176
  Stock-based
   compensation              147              198              335

                       -----------------------------------------------
 Adjusted EBITDA          $1,366           $1,615          ($1,974)
                       ===============================================

                                         -----------------------------
                                         Twelve Months   Twelve Months
                                         ended June 30,  ended June 30,
                                             2008            2007
                                         -----------------------------
 Net income (loss)                           $3,636        ($11,513)
  Interest income, net of interest
   expense                                     (306)           (445)
  Taxes                                         252            (202)
  Depreciation                                1,609           1,335
  Amortization of intangibles                   216              33
  Goodwill impairment                             0           3,176
  Stock-based  compensation                     769           1,277

                                         -----------------------------
 Adjusted EBITDA                             $6,176         ($6,339)
                                         =============================

CONTACT:  Adept Technology, Inc.
          Lisa Cummins, Chief Financial Officer
          925-245-3400
          Investor.relations@adept.com

          MKR Group, Inc.
          Todd Kehrli
          Bonnie McBride
          323-468-2300
          adep@mkr-group.com